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                                                                    Exhibit 15.2
                                                                    ------------

April 18, 1997



Board of Directors and Stockholders
Servico, Inc.


We are aware of the incorporation by reference in the Registration Statements (Form S-8 No. 33-60088, Form S-8 No. 33-60090, Form S-8 No. 33-81954, Form S-3
No. 33-78566 and Form S-3 No. 33-93658) of Servico, Inc. and subsidiaries for the registration of 1,000,000, 150,000, 250,000, 1,620,100 and 800,000 shares, respectively, of its common stock of our report dated April 18, 1997 relating to the unaudited condensed consolidated interim financial statements of Servico, Inc. and subsidiaries which is included in its Form 10-Q for the quarter ended March 31, 1997.

Pursuant to Rule 436(c) of the Securities Act of 1933, our report is not a part of the registration statements prepared or certified by accountants within the meaning of Section 7 or Section 11 of the Securities Act of 1933.


                                        Very truly yours,




                                        /s/ Ernst & Young LLP